Exhibit 13.15

Pinned Post:

Props update as of 06.04.2019: We have successfully distributed Props to both accredited investors (March 4) and our Republic investors (June 4).

Please read pinned post for additional details and updates.

Please read important legal disclaimer: No money or other consideration is being solicited, and if sent in response, will not be accepted. No offer to buy Props Tokens can be accepted and no part of the purchase price can be received under Regulation A until an offering statement is qualified pursuant to the Securities Act of 1933, as amended, and any such offer may be withdrawn or revoked, without obligation or commitment of any kind, at any time before notice of its acceptance given after the qualification date. A person's indication of interest involves no obligation or commitment of any kind.

Our discussion may contain forward-looking statements that are based on our beliefs and assumptions and on information currently available to management. In some cases, you can identify forward-looking statements by the following words: “may,” “will,” “could,” “would,” “should,” “expect,” “intend,” “plan,” “anticipate,” “is designed to,” “believe,” “estimate,” “predict,” “project,” “potential,” “continue,” “ongoing,” or the negative of these terms or other comparable terminology, although not all forward-looking statements contain these words.

These statements involve risks, uncertainties, assumptions and other factors that may cause actual results, levels of activity, performance or achievements to be materially different from the information expressed or implied by these forward-looking statements. Although we believe that we have a reasonable basis for each such forward-looking statement, we caution you that these statements are based on a combination of facts and factors currently known by us and our projections of the future, about which we cannot be certain. Forward-looking statements include, but are not limited to, statements about: developing and designing our network, including the Props token and its future utility; the anticipated development and growth of our network; maintaining and expanding our base of users; our anticipated growth and growth strategies and our ability to effectively manage that growth and effect these strategies; our expectations regarding regulatory developments and their effect on our network, including our ability to qualify an offering under Regulation A+; the ability of applications on our network to develop a user base and a successful business model; and potential future listings on an exchange or ATS. We cannot assure you that the forward-looking statements will prove to be accurate. Furthermore, if the forward-looking statements prove to be inaccurate, the inaccuracy may be material. In light of the significant uncertainties in these forward-looking statements, you should not regard these statements as a representation or warranty by us or any other person that we will achieve our objectives and plans in any specified time frame, or at all. We undertake no obligation to publicly update any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.

Users outside the United States or otherwise subject to foreign law should consult with their counsel to ensure and confirm that they may participate in any offering of tokens. Some transfers of tokens may be limited under state or foreign laws. You must check with counsel in order to ensure a transfer is compliant with such law.

---------------------------------------------------

Props blog: https://blog.propsproject.com/
Connecting Props to your YouNow account: https://youtu.be/9kb88TQ-rxc
NYC Blockchain Week Props Cocktails and Conversation: https://youtu.be/yhmXJwwD7gg

---------------------------------------------------

Our Telegram team’s normal working hours are 9:00am-6:00pm ET Monday through Friday. We will do our best to respond to inquiries in a timely manner. Thank you for your questions and comments!

---------------------------------------------------

PROPS Project, [05.06.19 09:52]
Regulatory update:

Over the past year, we’ve worked to ensure strict compliance with US regulatory standards. As a result, we are positioning Props to be one of the first projects to issue tokens to all consumers, accredited and non-accredited, in the United States and across the world, in compliance with federal securities laws.

With the input of legal experts, industry leaders, the Props token community and working with the United States Securities and Exchange Commission (the SEC), we are taking steps to qualify the distribution of Props tokens under Regulation A+ (also known as Reg A+). A Reg A+ filing would enable us to bring Props to our entire community of users, so that our wide base of content creators and engaged users will benefit from the same utility and have the same token rights as accredited investors.

This is an exciting time for Props. This path has significant advantages for content creators and contributing power users. We believe this will empower our user base, help align the incentives of all Props stakeholders, and rightly reward those driving value across the network.

Business Development Update:

We are working with PeerStream towards integrating Props into PalTalk and CamFrog-two PeerStream apps that offer video-enabled social communities-creating an opportunity to expose Props to millions of PeerStream’s users. Through this collaborative effort, expected adoption of Props would grow the network, increase utility of the Props token, and diversify Props’ use cases.

Token Distribution Schedule:

On March 4, we distributed Props to CoinList investors who reconfirmed their wallet addresses. On June 4, we distributed Props to Republic investors who reconfirmed their wallet addresses.

There is already basic utility for Props tokens in the YouNow app, as you can see here: https://youtu.be/9kb88TQ-rxc. We expect that additional functionality will roll out in the months ahead, when we expect to begin rewarding the platform’s content creators and contributing users with Props.

A Reg A+ offering, qualified by the SEC, will enable wider Props distribution, which is why we view it as an exciting, impactful, and near-term next step for the network. We expect that to happen within a few months. At that time, Props Blockchain validators would begin to earn Props, and the Props Rewards Engine would begin to mint tokens on an ongoing basis, to facilitate rewards for users who create value for the network.

Note that we are not currently aware of any national securities exchange or alternative trading system (ATS) that lists tokens for trading.

The team remains laser-focused on building and growing the Props network, in order to become one of the world’s first and largest consumer-focused token networks.

15 May 2019
02:17
lao wang
I hope the long wait pays off

02:55
Abu Hajar
Did we get an email about confirming republic addresses or was that a scam ?
Deleted Account invited Deleted Account
09:48
Dan Gilormo
In reply to this message
Hey Abu, it’s not a scam. Republic recently sent an email to those who invested in Props through the Republic platform to re-confirm their wallet addresses. We're gearing up to distribute tokens to our Republic investors pending SEC approval, and for the security of Republic investors, we want to ensure that we have all correct wallet address on record.

If you're a Republic investor, please follow the link in their email and actively re-confirm your wallet address on Republic in order to receive your Props tokens along with the rest of the Republic's investors.

Additional details about the distribution will be posted to the Props blog in the coming weeks.

+ read important information in our pinned post
Deleted Account invited Deleted Account
19:27
Peter
In reply to this message
Can you please clarify the next steps after the tokens are given to Republic investors? Thank you.
Deleted Account invited Deleted Account
Lily invited Lily
Patrick Wieland invited Patrick Wieland
21:56
Patrick Wieland
Hello

16 May 2019
00:48
ohar
In reply to this message
Which generation are tokens released?
00:48
Just curious
Deleted Account invited Deleted Account
Michael Cooper invited Michael Cooper
04:50
Future Crypto
When props distribute to all investors?
04:50
And go on exchanges?
o invited o
10:25
Carlos
2+ months now any update on the Reg A+ situation?
10:26
And do you have a contingency plan for if the approval is never given? AFAIK no crypto has ever had it and it doesn't seem likely
13:41
Johnny Z
Hi Carlos, we're making good progress in the process, we will have updates on the Reg A+ in the next couple of weeks - as soon as we can share more.
Regardless, we will send a general update to the community tomorrow.
13:42
In reply to this message

The distribution to Republic investors is coming up soon. Please make sure to actively confirm your wallet address on Republic.
13:42
In reply to this message
No exchanges at the moment.
13:48
In reply to this message
We are working toward a compliant distribution of tokens to Republic, followed by a qualification of the Tokens under Reg A+ (currently "testing the waters") and a roll out of the PropsChain and full integration of additional token functionalities into YouNow. You will receive multiple announcments from us in the weeks ahead.
13:48
In reply to this message
I don't understand the question... Please clarify
13:48
+ read important information in our pinned post
13:48
In reply to this message
Hey Patrick, welcome
14:04
Patrick Wieland
In reply to this message
HiAdmin, I have a promotional and marketing offer kindly DM.
15:49
Uosof Ahmadi
Very exciting times ahead
15:49
I can’t wait till everything is rolling
15:49

And the marketing campaigns start
15:50
If I remember correctly summer is also the best time for streaming
15:50
So we will have increased users
15:57
Venus Black
In reply to this message
Exactly! It will be interesting to see what happens. Seems like the younger crowd pours in like crazy during the summer. I’m excited
Deleted Account invited Deleted Account
16:00
Uosof Ahmadi
In reply to this message
Yup plus with this new ecosystem and incentive of more pay and becoming a part of the network
16:00
They should pour in
16:00
Now add the marketing and boom
16:00
Plus if we have reg A + approval
16:01
All of the crypto communities will be talking about it
16:04
Venus Black
In reply to this message
There’s a first time for everything and it sure seems like things are lining up at least from where I stand. It’s looking good!

16:11
Uosof Ahmadi
In reply to this message

Deleted Account invited Deleted Account
Deleted Account invited Deleted Account
20:35
Venus Black
In reply to this message
Hey Dan! Can you DM me please?
Deleted Account invited Deleted Account
AltCoin invited AltCoin
17 May 2019
00:50
ohar
In reply to this message
in which lunar year? Which Decade or century is the team going to release tokens?
00:51
im just curious afte almost 1.5 years here ya know
00:51
are we still getting the run around of sec, regulation etc etc?
Reverse4k invited Reverse4k
Tani invited Tani
zhai xiaodong invited zhai xiaodong
04:08
Denz
Lots of disclaimer talk

04:12
Uosof Ahmadi
In reply to this message
Did you not read what they said, they can’t tell us yet due to legal reasons, information will be released in due time. One thing I will say though. It looks like they’re planning to implement props into younow soon. So if they were not sure whether they would get approval I doubt they would do that. Read between the lines
04:13
In reply to this message
Read this again
04:17
ohar
In reply to this message
Lol who are you again?
04:17
Tokens to be released "soon"
04:18
Uosof Ahmadi
In reply to this message
I’m someone trying to help
04:18
In reply to this message
Be grateful
04:21
In reply to this message
Learn how to speak, trust me you don’t want to be condescending to anyone here
G E invited G E
04:26
ohar

In reply to this message
Learn how to speak?
04:27
But im typing
04:27
...
04:27
Uosof Ahmadi
In reply to this message
Smart man great comeback. Well done! Amazing man
04:27
Good stuff
04:28
G E

04:30
ohar
Lol I mean I'm not even tryna be funny
04:30
Idk why you're getting all worked up for
04:31
Its like who are you? Lol (irrelevant is the correct answer)
04:32
Uosof Ahmadi
In reply to this message
I can tell you’re broke from the way you talk, take your $500 shitcoin money somewhere else, and stop embarrassing yourself

04:32
You have the brain capacity of a 5 year old
04:33
stuck up degenerate
04:34
ohar
Lol
04:34

04:34
Uosof Ahmadi
In reply to this message
Wow man good stuff!
04:35
There’s a couple millionaires here and they are sure not flaunting
04:35
ohar
Its because u wanna jump in esch convo
04:35
This is not about u
04:36
I came here asking for timelines, the team keeps on delaying and delaying
04:36
But you wanted to have fun so i tagged along
04:36
Uosof Ahmadi
In reply to this message

Use your common sense, it’s not the team delaying, it’s the sec
04:36
ohar
There are a million tokens trading
04:36
This is a utility token
04:37
Not security
04:37
Read the guidelines
04:37
Uosof Ahmadi
In reply to this message
Trading where?
04:37
ohar
Framework etc.
04:37
This is a pure utility token
04:37
Not a sto based token
04:38
So whats the hold up? Did you try asking the team??
04:38
Uosof Ahmadi
They still need reg a+ for the day to day users
04:38

ohar
No clear answers
04:38
Uosof Ahmadi
and to release to the republic investors
04:38
if they release now with no use it will tank
04:38
as an investor why would you want that
04:39
You’re obviously a quick flipper if that’s the case
04:39
ohar
Yeah do you know flipping makes $$
04:39
Uosof Ahmadi
In reply to this message
I sure do
04:39
ohar
Look at all the shit coin bag holders
04:40
Uosof Ahmadi
In reply to this message
This has real utility with real users
04:40
You know if they take a small percentage of the market share back from twitch and YouTube

04:40
How much it will fly
04:41
Why would you want to jeopardise your own investment by rushing it anymore
04:41
You saw how much the media picked up that trash platform called DLive
04:41
Promoted by pewdiepie
04:42
now imagine how much this will pick up with approval and correct marketing
04:44
And word of advice build some character, money comes and goes. 300k in today’s day and age is nothing. don’t need to be an asshole because you’re up a little
04:44
Good luck
04:46
TheBehunek
@uosofahmadi
05:58
Erdal Ablachim
In reply to this message
Lets let the professionals handle the questions dear Uosof. None of us handed over our money (be it 1$ , 50 cents or even 500$ as you condescendingly mentioned) to be intermediated by a ... random user (kindly said). So I really do think its the admins responsability to interact with the investors. Shoo away!
06:02
Ginalyn Paez
I love how people say be patient when they've already got their tokens
06:02

Erdal Ablachim
In reply to this message
Well said
06:06
Nassar via @gif
In reply to this message
Animation
Not included, change data exporting settings to download.
646.1 KB
Deleted Account invited Deleted Account
06:34
Uosof Ahmadi
In reply to this message
It’s most definitely the professionals responsibility to respond 100%, I was just merely reiterating what has already been said 100x in a kind way as I know the admins are very busy running a working business (younow). I’m glad you ignored the previous message said to me which mine was a response to in order to humble him (the $500 remark). And it’s not far from the truth as republic investors were capped at $2500. He even went on to flaunt a screenshot of his wallet which he then deleted.
06:36
In reply to this message
I am a fellow investor not a random user and your message is very conflicting when you add “kindly said” with “Shoo away!” make up your mind my friend
06:38
Regardless let’s leave it at that and move on, the other investors might wake up and think the tokens have been released with the increase in messages
06:57
Erdal Ablachim
The idea is that there are many users upset about the ongoing uncertainty, myself included. The healthy attitude is not to dismiss these concerns (our colleague Ohar's rant is a symptom of this) but to adress them. This is something our dear admins need to learn. And no... Saying "It's up to the SEC" is not an acceptable answer either. I think a lot of us here would like to know the details of the work being done. The PR handling of this matter so far seems amateurish the least.

Take responsability gentlemen and tell us what YOU do for us, the investors. I dont have an agreement with the SEC, but I do have one with you.
07:08
And periodic updates would be the start. Periodic as in "every Monday or Tuesday or w/e" even "two times per month" is acceptable. But these random and scarce updates are not helping anyone. Really.
Tic Tac invited Tic Tac
10:07
Johnny Z
We'll be sending an update later today.
10:12
Uosof Ahmadi
In reply to this message
Thank you
11:24
Venus Black
In reply to this message
I think my request for Dan Gilormo May have gotten buried under this mornings rant. Could you please have him DM me?
13:12
Dan Gilormo
In reply to this message
Hey Venus, sure.
Alexis invited Alexis
17:31
PROPS Project
Props update as of 05.17.2019: We distributed Props to accredited investors on March 4, and we plan to distribute Props to our Republic investors the week of June 3. Republic investors should take a few seconds to reconfirm their wallet address through Republic (https://republic.co/portfolio/props/ethereum-distribution) prior to distribution.

Please read pinned post for additional details and updates.

Please read important legal disclaimer: No money or other consideration is being solicited, and if sent in response, will not be accepted. No offer to buy Props Tokens can be accepted and no part of the purchase price can be received under Regulation A until an offering statement is qualified pursuant to the Securities Act of 1933, as amended, and any such offer may be withdrawn or revoked, without obligation or commitment of any kind, at any time before notice of its acceptance given after the qualification date. A person's indication of interest involves no obligation or commitment of any kind.

Our discussion may contain forward-looking statements that are based on our beliefs and assumptions and on information currently available to management. In some cases, you can identify forward-looking statements by the following words: “may,” “will,” “could,” “would,” “should,” “expect,” “intend,” “plan,” “anticipate,” “is designed to,” “believe,” “estimate,” “predict,” “project,” “potential,” “continue,” “ongoing,” or the negative of these terms or other comparable terminology, although not all forward-looking statements contain these words.

These statements involve risks, uncertainties, assumptions and other factors that may cause actual results, levels of activity, performance or achievements to be materially different from the information expressed or implied by these forward-looking statements. Although we believe that we have a reasonable basis for each such forward-looking statement, we caution you that these statements are based on a combination of facts and factors currently known by us and our projections of the future, about which we cannot be certain. Forward-looking statements include, but are not limited to, statements about: developing and designing our network, including the Props token and its future utility; the anticipated development and growth of our network; maintaining and expanding our base of users; our anticipated growth and growth strategies and our ability to effectively manage that growth and effect these strategies; our expectations regarding regulatory developments and their effect on our network, including our ability to qualify an offering under Regulation A+; the ability of applications on our network to develop a user base and a successful business model; and potential future listings on an exchange or ATS. We cannot assure you that the forward-looking statements will prove to be accurate. Furthermore, if the forward-looking statements prove to be inaccurate, the inaccuracy may be material. In light of the significant uncertainties in these forward-looking statements, you should not regard these statements as a representation or warranty by us or any other person that we will achieve our objectives and plans in any specified time frame, or at all. We undertake no obligation to publicly update any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.

Users outside the United States or otherwise subject to foreign law should consult with their counsel to ensure and confirm that they may participate in any offering of tokens. Some transfers of tokens may be limited under state or foreign laws. You must check with counsel in order to ensure a transfer is compliant with such law.

---------------------------------------------------

Props blog: https://blog.propsproject.com/
Connecting Props to your YouNow account: https://youtu.be/9kb88TQ-rxc

NYC Blockchain Week Props Cocktails and Conversation: https://youtu.be/yhmXJwwD7gg

---------------------------------------------------
17:31
Our Telegram team’s normal working hours are 9:00am-6:00pm ET Monday through Friday. We will do our best to respond to inquiries in a timely manner. Thank you for your questions and comments!

---------------------------------------------------

Regulatory update:

Over the past year, we’ve worked to ensure strict compliance with US regulatory standards. As a result, we are positioning Props to be one of the first projects to issue tokens to all consumers, accredited and non-accredited, in the United States and across the world, in compliance with federal securities laws.

With the input of legal experts, industry leaders, the Props token community and working with the United States Securities and Exchange Commission (the SEC), we are taking steps to qualify the distribution of Props tokens under Regulation A+ (also known as Reg A+). A Reg A+ filing would enable us to bring Props to our entire community of users, so that our wide base of content creators and engaged users will benefit from the same utility and have the same token rights as accredited investors.

This is an exciting time for Props. This path has significant advantages for content creators and contributing power users. We believe this will empower our user base, help align the incentives of all Props stakeholders, and rightly reward those driving value across the network.

Business Development Update:

We are working with PeerStream towards integrating Props into PalTalk and CamFrog—two PeerStream apps that offer video-enabled social communities—creating an opportunity to expose Props to millions of PeerStream’s users. Through this collaborative effort, expected adoption of Props would grow the network, increase utility of the Props token, and diversify Props’ use cases.

Token Distribution Schedule:

We distributed Props to CoinList investors who reconfirmed their wallet addresses on March 4, and we are excited to share that we plan to distribute Props tokens to our Republic investors the week of June 3. Republic investors should take a few seconds to reconfirm their wallet address through Republic (https://republic.co/portfolio/props/ethereum-distribution) prior to distribution.

There is already basic utility for Props tokens in the YouNow app, as you can see here: https://youtu.be/9kb88TQ-rxc. We expect that additional functionality will roll out in the months ahead, when we expect to begin rewarding the platform’s content creators and contributing users with Props.

A Reg A+ offering, qualified by the SEC, will enable wider Props distribution, which is why we view it as an exciting, impactful, and near-term next step for the network. We expect that to happen within a few months. At that time, Props Blockchain validators would begin to earn Props, and the Props Rewards Engine would begin to mint tokens on an ongoing basis, to facilitate rewards for users who create value for the network.

Note that we are not currently aware of any national securities exchange or alternative trading system (ATS) that lists tokens for trading.

The team remains laser-focused on building and growing the Props network, in order to become one of the world’s first and largest consumer-focused token networks.

---------------------------------------------------

Chinese community members — We’ve launched chat groups for Chinese language speakers. You are welcome to join us on WeChat and QQ. Instructions for joining can be found here: propsproject.com/chinese-groups | 加入我们的中文群. 微信, QQ: propsproject.com/chinese-groups
PROPS Project pinned this message
17:36
Ginalyn Paez
The only update I want is that you're giving me my tokens that ive waited for over a year for
17:36
Ryuk - I will ask for apples
In reply to this message

Sounds like we might get them in two weeks
17:37
Peter
In reply to this message
Did you know the ETA for Filecoin investors is about two years?
17:38
Danny
no exchange though
17:44
Dan Gilormo
In reply to this message
Please read the pinned post that states “we plan to distribute Props to our Republic investors the week of June 3.”
17:48
Uosof Ahmadi
Great stuff
17:48
The partnership looks amazing
17:50
Is younow planning to introduce live-streaming of games?
17:50
I think that’s the only thing you guys are missing to grab a chunk of market share
17:50
From the other live streaming competitors
17:51
Tbo
Does that mean that u are now RegA?
17:53

Dan Gilormo
In reply to this message
Yep - we just launced an OBS integration and 16x9 video. Feel free to stream some games if you’re on a Windows machine! Will be available for Mac users soon.
17:55
Ruben Perez
“We are excited to share that we will distribute Props tokens to our Republic investors the week of June 3. For your security, it is important that Republic investors take a few seconds to actively confirm their wallet address through Republic beforehand. Once you confirm your wallet address, your DPA will be assigned to YouNow, so that we can send you Props!”
17:55
Uosof Ahmadi
In reply to this message
Omg no way
17:55
That’s actually amazing
17:55
I hope you guys have an amazing marketing plan
17:56
I know a lot of gamers that would fly in to stream if you guys market this well
17:56
as the incentives are better
17:56
I’ll be sure to start streaming soon
i3utm invited i3utm
17:58
Uosof Ahmadi
In reply to this message
I think this almost hints to approval

18:07
Tom
In reply to this message
Wonder if props platform fully functional and how many users so far?
18:09
In reply to this message
They should start marketing you get more big name influencers on board
18:14
Ginalyn Paez
In reply to this message
OK well I really hope that Plan comes to fruition!
18:19
Uosof Ahmadi
Guys watch this props video
18:19
https://youtu.be/yhmXJwwD7gg
18:19
Explains all of the new news
18:20
In reply to this message
Watch the video above brother ^
18:20
I think the marketing will come in due time
18:20
Very excited after watching the video
18:21
peerstream has a turn around of 25 million yearly aswell

18:21
With millions of users and will be added onto the network
18:21
Which is insane
18:21
Younow was enough to make it fly now with two more apps already on board
18:22
Ginalyn Paez
Are these tokens trading yet
18:22
Uosof Ahmadi
Very exciting Stuff
18:22
In reply to this message
Nope, it says it’s on tokok, but that’s a futures listing and doesn’t relate to it’s real value
18:23
Danny
no exchange
18:23
and they're limited the options since its security
18:23
but should be fine to list on international exchanges like upbit
18:25
Uosof Ahmadi
In reply to this message
I have heard binance and Coinbase have both applied for the approval of listing securities
18:33

KryptoWabitz
In reply to this message
Dnt waaste your intelligence on somone ignorant and unable to read... we been here for a long time, and finally its paying off...lets keep that confidence....
18:33
Uosof Ahmadi
In reply to this message
Yes brother
18:34
Thank you
18:43
Tom
Hope props become YouTube in crypto
18:48
Uosof Ahmadi
In reply to this message
You know what’s crazy, it could definitely put a dent in the live streaming world, as they were the first to do it. And people love going back to what they know. So the switch over wouldn’t surprise me. However I don’t think they have anyone plans of posting content like YouTube yet. But snatching market share from YouTube gaming, twitch etc will be great
18:50
Tom
In reply to this message
Yea they get more big youtubers over to use props
18:51
Uosof Ahmadi
In reply to this message
Dan and Phil used to always stream, with like 20k viewers
18:51

They have investment from Phillip defranco and Casey neistat
18:51
And I’ve also heard rumours of David dobrik
18:51
So wouldn’t surprise me
18:51
These would probably initially promote it
18:52
Tom
In reply to this message
It's good but more is even better
18:52
Uosof Ahmadi
The biggest regular viewership on twitch is around 50k
18:52
In reply to this message
Of course, but you couldn’t get a better start than that
18:52
Once the main start
18:52
The sheep will follow
Deleted Account invited Deleted Account
19:58
Kay Armani
will props be traded o any exchanges/?
20:03
KryptoWabitz

no exchanges.. exchanges take resources, money and i hope this group doesnt start complaining about exchanges... is up to the exchanges to addprops, but of course it would be nice o create liquidity to our props asset
20:04
Uosof Ahmadi
In reply to this message
Agreed
20:05
The fact that the team has been building rather than making announcements about announcements is a great indicator
20:05
Reminds me of the Zilliqa team
20:06
The marketing will come in due time
20:06
Zil just announced 28% increases in efficiency with Pepsi co
20:06
And that’s huge
20:06
So I’m sure props has some tricks up their sleeves in the future
20:06
Claude (Bob) Satoshi NakaFomo
In reply to this message
BTC had 0 marketing....look @ it nowadays
20:07
Uosof Ahmadi
In reply to this message
Ethereum was called a scam in the beginning due to delays
20:07

Look at the investors now
20:07
You can’t because they’re on private jets
20:08
I’ve never heard of a project start off with 3 apps integrated at launch
20:08
Andy Gillard
A total of 536,727,790.30 tokens held by the top 100 accounts from the total supply of 600,000,000.00 token)
The top 100 holders collectively own 89.45% (536,727,790.30 Tokens) of Props Token.
Token Total Supply: 600,000,000.00 Token | Total Token Holders: 1,325

An interesting spread.
Anna or anyone on the team could you please advise if any of the unheld 6.27Million tokens are (or will be) available for purchase?

Sorry last question, I don't suspose you have an ETA on when the smart contract will be initiated into the chain? I keen to see a eth/prop or usd/prop value of some sort.

Please pm me if your after anymore (mid-large) investors. Cheers!
20:09
Uosof Ahmadi
In reply to this message
+1 on the last question
20:12
Tom
In reply to this message
What's the hard cap raised of props project?
20:16

Andy Gillard
I forget tbh, best wait for the team to answer
20:18
Uosof Ahmadi
I know they said in the video they’ll also allow staking of tokens
20:18
In reply to this message
Have you seen this yet brother https://youtu.be/yhmXJwwD7gg
20:19
Andy Gillard
$25M hardcap
20:19
Uosof Ahmadi
In reply to this message
And some was refunded aswell right
20:19
Andy Gillard
Ah good old Sideman. Thanks I'll have a look
20:19
True
20:19
Uosof Ahmadi
In reply to this message
haha
20:21
Twitch has no clue what’s about to come
20:21

time for younow to take back what they started
20:29
Andy Gillard
Hmm Interesting talk. I really need some basic details on what Adi is actually talking about (details of the system testing) It wasn't rize as they ended up just using ETH.. I'm guessing maybe they have a test going with ghost tokens. We (myself and a few others) did that in the initial stages of SXDT before going live on the etherium network.
20:29
Admins? :)
20:33
Uosof Ahmadi
In reply to this message
That’s pretty cool stuff, something similar to zilliqa perhaps? They used internal native alliance tokens
20:34
What about when transaction rates go parabolic will ether be able to handle all of the micro transactions
20:35
Hopefully ether will be able to scale by then, or there will be a better alternative with sharding
20:35
Zil might be a good choice
20:35
With minimal transaction fees
20:36
First to implement sharding
20:40
Andy Gillard
True that. Lots too think about. I cant wait for more info lol
20:41
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20:41

20:43
I just realised it's 8:43pm in NY so may have to be patient
20:44
Uosof Ahmadi
In reply to this message

20:45
Andy Gillard

20:45
True about Zil
20:48
Uosof Ahmadi
In reply to this message

20:48
In reply to this message
And same aha
Deleted Account invited Deleted Account
20:53
Andy Gillard
Alright looks like they are at full capacity in the tests
20:53
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20:54
Deleted Account
Does anyone know the details around private sale tiers, pricing, vesting, amount raised, etc.?
20:54
@AndyGill
20:54
Andy Gillard
ETH value not valid but 599,457,649
20:56
@Rewkang Best to speak to the admins man. Or email support@propsproject.com, Yonatan@younow.com
21:13
Uosof Ahmadi
In reply to this message

23:31
J
In reply to this message
I like your thinking, it's up to the proper exchanges to work with PROPS and add them. They will be wise to be a first mover.
23:41
Tom
In reply to this message
How many tokens sold for $25 million?
18 May 2019
01:12

Andy Gillard
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01:12
I guess that means I have no props lol
01:12

01:54
Seiko Chee
In reply to this message
He's probably Prop's protégé and playing the role of Minister of Propaganda
02:02
Ginalyn Paez
Will this token have any value
03:20
adam eve
So first listing on coinbase in June? Could be possible.
03:29
Uosof Ahmadi
In reply to this message

03:30
In reply to this message
Yeah man, 5 props an hour for learning how to read has been amazing
03:32
In reply to this message

Yeah but if you look at the disclaimers played at the beginning of the video they are not allowed to mention it yet or it looks like it could affect reg a+ approval for them
03:33
In reply to this message
Being realistic no imo, but I remember seeing props pic in assets they were looking at, at one point. But that was before reg a +.
03:34
I don’t think they have the license, but they recently purchased something that does have the license
03:36
“Coinbase Inc., one of the most popular cryptocurrency platforms, said it got the green light to move forward with a trio of acquisitions that could allow it to become one of the first federally regulated venues for trading digital coins deemed to be securities.

The Financial Industry Regulatory Authority approved Coinbase’s purchase of Keystone Capital Corp., Venovate Marketplace Inc. and Digital Wealth LLC, a company spokesman said Monday. The acquisitions could help enable the firm to offer so-called security tokens, and also place the businesses under more federal oversight. Coinbase has primarily been regulated by a patchwork of state authorities.”
03:36
This was July last year
03:42
“Coinbase Custody is exploring the addition of many existing and forthcoming crypto assets for storage only, and will be working to add them as quickly and safely as possible. At this time, we have not yet considered these assets for trading. We are making this announcement internally at Coinbase and to the public at the same time to remain transparent with our customers about support for future assets.
Coinbase Custody is a custodial service for institutional clients optimized for storing large amounts of cryptocurrency in a highly secure way. As we’ve stated before, Coinbase Custody will likely support more assets than those available to trade through other Coinbase products.
Asset additions to Coinbase Custody have no bearing on whether they will be added to other Coinbase products. Asset additions for trading must pass our Digital Asset Framework.
As part of the exploratory process, customers may see public-facing APIs and other signs that we are conducting engineering work to support these assets. While we cannot commit to when or whether these assets will become available on Coinbase Custody, we will provide updates to our customers about the process and what they can expect via our Twitter account.
In addition to ERC20 tokens, here is the full list of assets that Coinbase Custody is exploring:”
03:42

It was Coinbase custody
03:42
But it doesn’t mean it was going to be listed
03:42
Just for storage
03:43
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05:19
Erdal Ablachim
In reply to this message
Love your Orwell reference
08:07
lao wang
reg a+ passed༟
08:27
lao wang
when binance༟
Fanoe invited Fanoe
11:55
Venus Black
In reply to this message
I would say that you’d all do well to follow his example. Whatever disagreements you may have with his approach he makes up for in inspiring actions.

I’ve been in this thread for nearly two years listening to the lot of you “investors” steadily tearing this project to bits and criticizing this teams every slight move. If they act they’re wrong. If they don’t act they’re still wrong. Thats an incredibly POOR investment attitude if you ask me.

And in my opinion this thread could use MORE input like his, not less. If this project fails it’s because of people like you chiding from the sidelines dooming it.
13:19
Uosof Ahmadi
In reply to this message
Thank you
13:31
J
Can we get this deleted, please.
Monday when everyone comes back to work.
13:40
Venus Black
In reply to this message
I appreciate your position, but I personally think we’ve been silent for too long. This needed to be said and I won’t apologize for playing the part of Captain Obvious.

If the negativity that has dominated this thread is acceptable, the support should be acceptable too. No one seems to have an issue when they’re tearing this team and project apart. There’s only an issue when they receive even the slightest bit of support. Shame on us all for behaving this way.

Besides...it would take away from the transparency that this team has carefully established. It also would not be in alignment with the ETH community standards as I understand them to be.

If it bothers you, you’re able to hide the comments in settings. Hold your finger on the disturbing message and touch “more” when the drop menu appears. There’s a selection in there to hide specific comments and/or commenters. Hope this helps!
13:55

PersonalSong
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14:03
J
In reply to this message
I meant to reply to the spam post slightly above your other post. I wasn’t talking about your post. I to have been here since December 2017. Waiting patiently and supportively every now and then.
14:03
The post or bot or something won’t let me reference it with the reply feature
14:04
Venus Black
In reply to this message
I apologize for the misunderstanding.
14:04
J
In reply to this message
No worries. I’m not easily offended
19 May 2019
Rob | TokenTable.io invited Rob | TokenTable.io
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ICOPC - Onoufrios invited ICOPC - Onoufrios
20 May 2019
00:04
Tom

Do we have to confirm wallet again?
18702863724 invited 18702863724
Brandy invited Brandy
03:11
Brandy
Does this project have any updates?
03:11
github or roadmap?
Eleanor invited Eleanor
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09:57
Johnny Z
Hi Brandy, a lot going on. Here's an overview of Props and some updates, as described in a meet up we held a week ago. We shared this video with the community on Friday. https://www.youtube.com/watch?v=yhmXJwwD7gg
09:58
In reply to this message
Yes please. Better safe than sorry.
Deleted Account invited Deleted Account
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17:48
Venus Black
Can an admin message me please?
17:50
Dan Gilormo
In reply to this message

Hey Venus, sure.
21 May 2019
00:50
Tom
In reply to this message
How are they gonna send another email to confirm wallet?
Deleted Account invited Deleted Account
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11:37
Johnny Z
In reply to this message
Tom & Everyone: if you invested through Republic use this link to confirm your wallet address: https://republic.co/portfolio/props/ethereum-distribution
11:38
Props Token distribution to Republic investors is happening June 4. Make sure you actively re-confirm your wallet by May 31
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21:40
J
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22:50
Ryuk - I will ask for apples
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22 May 2019
Martin Delux invited Martin Delux
16:23
Venus Black
Hey Admins! What happened to our spam bot? I liked the bot!
23 May 2019
03:06
Uosof Ahmadi
Hey admins
03:07
Is there any plans to revamp younows appearance?
03:07
When props rolls out?
Deleted Account invited Deleted Account
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11:51
Venus Black
In reply to this message
They’ve been in a steady state of revamping the site for the past 6 months. Adding props is just the finale of a long revamp. It looks amazing. You should check it out for sure!
Deleted Account invited Deleted Account
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13:45
Uosof Ahmadi

In reply to this message
I’ve been having a look, i still feel like it could be improved more, the washed out lime green isn’t great imo. Like purple means twitch, yellow right now means that trash d live. And green is younow right now
13:46
I think the green would be great if it was a more stand out green
13:46
Maybe darker?
13:46
I don’t know, but I definitely feel the pages can be more modernised
13:47
And the categories need to be clearer, rather than trending hashtags
13:47
A gaming section, a chat room, etc
13:47
I think it would attract more people
13:47
Venus Black
In reply to this message
These are great ideas! You should send the feedback to support@younow.com. They need feedback like this from the community
13:47
Uosof Ahmadi
In reply to this message

Deleted Account invited Deleted Account
Michael Harris invited Michael Harris
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15:09

Deleted Account
hi
15:36
Michael Harris

16:26
Denz
Anyone think there will be an exchange listing this year?
Deleted Account invited Deleted Account
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24 May 2019
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Amir invited Amir
01:15
Ryuk - I will ask for apples
In reply to this message
I’d assume yes otherwise republic wouldn’t be getting their props distributed
01:40
Denz
In reply to this message

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Jawb Fl invited Jawb Fl
25 May 2019
Moses Pierce invited Moses Pierce
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10:42
Karan
Is props listed anywhere?
11:10
J
In reply to this message
Inside YouNow, but not live for everyone yet
Deleted Account invited Deleted Account
14:49
Tony
In reply to this message
Only unofficially on Forkdelta
18:12
J
In reply to this message
No
Deleted Account invited Deleted Account
19:21
Abu Hajar
Any dates set for republic distribution
19:22
Uosof Ahmadi

In reply to this message
4th June
21:01
KryptoWabitz
In reply to this message
do oyu have the market link for etherdelta?
26 May 2019
02:06
Peter Dutch
Anyone seen a price for PROPS out there?
02:20
Aragorn
props on binance
02:20
??
02:20

Brian Sullivan invited Brian Sullivan
Sadiqi Reza invited Sadiqi Reza
18:52
Sadiqi Reza
Is props legit on tokok exchange?
18:57
Uosof Ahmadi
In reply to this message
I don’t trust it tbh, wait for a bigger exchange
27 May 2019

04:30
TheBehunek
@sadiqirezaa no, it's futures and some new/unfamiliar exchange.
Abarrane invited Abarrane
07:21
Sadiqi Reza
In reply to this message
Thx
10:07
Tyler
I locked in my final token distribution wallet, but I would like to change it again. Is this possible?
12:13
Uosof Ahmadi
In reply to this message
Just login to republic, there should be an edit button for your address
Deleted Account invited Deleted Account
CRYPTO BEHEER invited CRYPTO BEHEER
17:07
Amit
In reply to this message
I had updated my wallet at the time of purchasing itself. Do I need to confirm on Republic again?
17:09
In reply to this message
Do we need to reconfirm even of there is no change in the wallet address?
17:32
JasonJ
In reply to this message

Just login to republic and check. It will tell you if everything is confirmed.
17:35
Uosof Ahmadi
In reply to this message
Yep you do, they sent out an email not long ago telling you to reconfirm, just log in to republic and it will let you know
28 May 2019
刘美华 invited 刘美华
Martin Delux invited Deleted Account
Buyun Zhao invited Buyun Zhao
Deleted Account invited Deleted Account
11:01

any news about exchanges?
14:36
Amit
In reply to this message
Thanks mate
14:36
In reply to this message
Thanks mate
16:53
Uosof Ahmadi
So twitch the assholes have stolen the multi streamers stream idea
16:53
They called it squad streaming
16:54
We need to steal their audience through the incentive of the props

16:54
How we own a section of the ecosystem
16:54
And how the share of earnings will be better
16:54
I hope the marketing is oriented around that
16:55
The SEC need to hurry up and give approval, trash like twitch and d live are just ripping off ideas
16:56
We still have the advantage of the better share with influencers
Deleted Account invited Deleted Account
21:10
Dennis
All we need is a binance listing
22:14

anyone tried to release vested tokens?
22:39
Ryuk - I will ask for apples
In reply to this message
Not going to happen unless they become and regulated exchange
Deleted Account invited Deleted Account
22:42
Uosof Ahmadi
In reply to this message
Yup, the only one close to being able to list securities is Coinbase
22:43

Ryuk - I will ask for apples
In reply to this message
Bakkt perhaps?
22:44
Uosof Ahmadi
In reply to this message
Perhaps, need to look into it, I know they recently announced around 59 crypto’s
22:45
Let’s check if any of them are registered as securities
22:51
In reply to this message
Looking in a bit more, I don’t see why not in the future, bakkt is for the institutional accredited investors
22:51
So they should have no trouble investing
22:52
Reg a+ is for the day to day users and non accredited
22:52
Ryuk - I will ask for apples
In reply to this message
Agreed, it would also be a huge endorsement of Props if we were to be listed on either
22:53
Uosof Ahmadi
In reply to this message
Well adi sure has connections, let’s hope they can sneak their way in
22:53
I see a couple of shitcoins listed with no real utility
22:53

Whereas this has real long term prospects
29 May 2019
Collins "TecraCoin - Science, not Fiction" invited Collins "TecraCoin - Science, not Fiction"
02:59
Collins "TecraCoin - Science, not Fiction"
Great news. I like the company grow. Believe in Your success this year. Carefully following Your development, I joined the project and will strongly support him.
Prawsky invited Prawsky
Amr invited Amr
12:00
PROPS Project
Reminder — Republic investors must take a few seconds to actively re-confirm their wallet addresses before we distribute Props tokens to you next week: https://republic.co/portfolio/props/ethereum-distribution. Please reach out to team@propsproject.com with any questions.

+ read important information in our pinned post
12:18
J
In reply to this message
Thanks for the reminder! Super excited to see this move forward!
Deleted Account invited Deleted Account
16:57
Amit
What are the plans of listing?
17:03
Dan Gilormo
In reply to this message
Hey Amit, we will be working towards a regulated listing on an alternative trading system (ATS) that lists tokens for trading. We do not yet have a confirmed timeline, and will update you when we have more information on this front.

+ read important information in our pinned post
17:04
Ryuk - I will ask for apples
In reply to this message
Aka waiting for the exchange to announce first?
21:42
J
In reply to this message
Or they make their own exchange after they get Reg a+
22:31
David Deven
They won’t make their own exchange just for props. It might be an in-app thingy for YouNow I assume. Because if people are earning props, they gotta be able to cash out.
22:39
Carlos
Yep ain't no normal users signing up to bittrex or something
22:44
Dennis
I am starting to think we gomna have to wait another 2 years to be able to trade the token
22:45
David Deven
Not another two years of you kids complaining oh no
22:46
In reply to this message
I’m no developer but what it looks like they did with Rize was link the ETHwallet (metamask etc) to the app.
30 May 2019

Deleted Account invited Deleted Account
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07:25
Alberto Gordo Goya
Dear Support, I invested in PROPS throught Coinlist, in May I recieve somo tokens but as I choose the option of vesting, I would like to know how much was the quantity I recieve base in my total investment, how could help me in this issue ?
09:00
TheBehunek
In reply to this message
Props is already distributed so there is no problem to trade it on decentralized exchanges.
Props is token on ethereum so exchange doesn't need permission to list Props.
greewn invited greewn
11:49
greewn
when is republic distribution set to happen?
11:54
J
In reply to this message
June 4th
12:12
Prawsky
In reply to this message
What is republic distribution
12:18
greewn
investors that invested through republic @prawsky
12:18

Prawsky
In reply to this message
How much was raised through republic
12:29
greewn
not sure
12:32
Johnny Z
$1.07M was initially raised through Republic, some of it was refunded (mostly around March 2018)
12:34
In reply to this message
Hi @Albertogordo You received an email on March 4, around 11pm Eastern, that has all the details, including the amount invested, the discount / bonus you received, how to access your vesting tokens etc. If you cannot find that email, please email team@propsproject.com from the same email that you used to invest - and they will forward you the email again.
12:35
In reply to this message
Yes! Everyone who has not actively re-confirmed their wallet address (click two buttons on your Republic acount) in the last few few weeks - should do so in order to receive tokens on June 4.
Deleted Account invited Deleted Account
15:05
Amit
In reply to this message
Done
Deleted Account invited Deleted Account
31 May 2019
Deleted Account invited Deleted Account
Deleted Account invited Deleted Account
02:18

Rico
In reply to this message
How much was raised in total?
Chloe Bruce invited Chloe Bruce
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09:34
Ígneo G
Hello $PROPS family, already submitted my MEW address.
So Happy! I have 2 questions if you please answer for me. 1) When we will receive our tokens?
2) which exchange will be first to buy more PROPS?
09:37
Johnny Z
Hi Igneo, happy you're all set up. You will receive your Props on Tuesday, June 4th.
We will be working towards a regulated listing on an alternative trading system (ATS) that lists tokens for trading. This will take some time due to the regulatory procedure. We will update you when we have more information on this front. We do not intend to list our tokens on exchanges before Props are available as rewards for users in Props apps.

+ read important information in our pinned post
10:22
Ígneo G
In reply to this message
Thank you so much for your kind reply, I will be pending for upcoming news. Have a great day!
Deleted Account invited Deleted Account
11:55
Sam
Please do the IEO on Binance and migrate to Binance Chain BEP2 to have some delayed gratification for the investors
12:00

Johnny Z
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12:34
zhenyu
In reply to this message
agree
Deleted Account invited Deleted Account
13:13
Carlos
In reply to this message
They are planning to sell more tokens?
13:14
Binance chain could certainly be a good idea though. Its the way things are going
14:13
Johnny Z
We're currently not planning to sell more tokens as part off the Reg A+, certainly not in the initial stages. By qualifying the tokens under Reg A+ (we are deep in that process), we will effectivley enable "mining" of the tokens by validators, applications/developers and ultimately users (who will be earning tokens through the apps). So initially, the only way to get Props will be to create content / engage with Props Apps like YouNow (the first app we're launching with), or to get it from someone who invested in 2017.

+ please read important information in the pinned post
Deleted Account invited Deleted Account
15:55
PROPS Project
FINAL REMINDER — Republic investors must take a few seconds to actively re-confirm their wallet addresses before we distribute Props tokens to you on Tuesday, June 4: https://republic.co/portfolio/props/ethereum-distribution. Please reach out to team@propsproject.com with any questions!

+ read important information in our pinned post
Adam Khoo invited Adam Khoo
16:47
J
In reply to this message
Thank you guys for providing more updates and communicating with us.
Even small stuff here and there goes a long ways!
16:47
Johnny Z
You got it J
16:47
!
Deleted Account invited Deleted Account
21:48
PersonalSong
In reply to this message

Deleted Account invited Deleted Account
1 June 2019
Deleted Account invited Deleted Account
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2 June 2019
00:01
Tom

In reply to this message
Yes let's do IEO on binance
Deleted Account invited Deleted Account
02:31
lao wang
In reply to this message
Cant agree more!This is the only way
Deleted Account invited Deleted Account
Kristin Logan invited Kristin Logan
Egbert Fournier invited Egbert Fournier
14:53
ANDREA
what time is the token distribution tomorrow?
19:19
Tom
In reply to this message
Wondering if props team reach out to binance?
Justin invited Justin
3 June 2019
06:58
KryptoWabitz
relax
06:58
get your tokens adn talk about exchange slater
06:58
second you will see your token get dumped...
06:58

once tokesn relaesed..
06:58
noobies dumpe and comnay will need cash.
11:57
Johnny Z
In reply to this message
We should be done with the distribution by end of day tomorrow, Tuesday, Eastern Time. All Republic investors who actively confirmed their wallet address over the past few weeks will receive their tokens, as well as an email confirmation with all the details about the specific number of tokens that was distributed to them as well as additional details.

good things come to those who wait
12:09
Ryuk - I will ask for apples
In reply to this message
Bullish ending statement
12:12
J
In reply to this message
Yay!!!
Nice work guys, yes it’s taken a very very long time but those of us who are left definitely believe you guys are doing it right and can build something amazing!
12:16
Marcel
What was the total amount of $ raised?
12:22
Alexander Ilyich Rostov
In reply to this message
What exchanges will be trading PROPS?

12:29
Dan Gilormo
In reply to this message
Hey Alexander, we will be working towards a regulated listing on an alternative trading system (ATS) that lists tokens for trading. We do not yet have a confirmed timeline, and will update you when we have more information on this front.

+ read important information in our pinned post
12:31
Alexander Ilyich Rostov
Why an ATS and not an exchange?
12:31
What are the benefits?
12:54
Dan Gilormo
In reply to this message
Hey Marcel, we raised $24M in Dec 2017.
12:55
In reply to this message
~10% was refunded in March 2018
13:05
Marcel
In reply to this message
ok thanks
13:06
Dan Gilormo
In reply to this message
We’re following the legal requirements of the process we’re in. We’ll share more details on the process by the end of the month.

13:36
Denz
2020 until we can trade?
13:37
adam eve
In reply to this message
Could you name some examples that are qualified as ATS for crypto? Are coinbase and Poloniex ATS?
13:38
Uosof Ahmadi
When are we expecting props to be fully implemented into younow? As well as the two new apps from peerstream?
13:39
How long after that will the marketing campaign start?
13:39
I personally don’t care about exchanges until that happens
13:45
Johnny Z
We will begin marketing Props in a more meaningful way in the coming weeks, as soon as we're able to share more information publicly. I cannot share any additonal information regarding dates, exchanges or ATS at the moment - but I can promise a major update from us that will clarify many of the questions here in the group by the end of the month.

Let's go through the distribution to Republic investors tomorrow, and take it from there. Things are moving nicely. We all appreciate your patience!
13:49
adam eve
In reply to this message
Could you just mention one or a few example(s) of ATS for crypto?
13:56
Uosof Ahmadi

In reply to this message
Sounds great, thank you!
13:56
Johnny Z
To the best of my knowledge, players like Coinbase and Poloniex and several other well-known entities are in various stages of of being qualified as ATS, I am not sure what the details of that process are. The information we intend to release later this month will address the topic with more clairty (whcih I personally don't have).
13:57
+ please read important information in the pinned post
13:58
adam eve
In reply to this message
Okay, thanks Johnny. Looking forward to end of the month.
13:59
Johnny Z

14:14
Marc
How many tokens investors receive per invested dollar?
16:46
Johnny Z
That depends Marc. Are you asking regarding Republic investors?
17:00
ANDREA
In reply to this message
ok, still haven't received mine, will wait patiently
17:26
Uosof Ahmadi

In reply to this message
It’s tomorrow
nehc2v invited nehc2v
4 June 2019
03:43
Prawsky
When we receive tokens today
04:01
Prawsky
In reply to this message
Still nothing yet
Mike-Savvy Coins invited Mike-Savvy Coins
Deleted Account invited Deleted Account
Emine Gungor invited Emine Gungor
07:39
Emine Gungor
where can i get the app?
07:40
Venus Black
https://itunes.apple.com/us/app/younow-live-stream-video-chat/id471347413?mt=8
07:43
In reply to this message
It’s also available in the google store for android. Just search “YouNow”
Howard Boelky invited Howard Boelky
11:41
PVK
What's the time of props distribution

11:44
Angela Lee
In reply to this message
Heya, it's in progress. We will notify everybody in a few hours once distribution is complete.
12:50
Eagles_
In reply to this message
Hi, is the contract number available?
12:51
Johnny Z
https://etherscan.io/token/0x6fe56c0bcdd471359019fcbc48863d6c3e9d4f41
12:51
Marcel
https://etherscan.io/token/0x6fe56c0bcdd471359019fcbc48863d6c3e9d4f41
12:51
Eagles_
Thank you
13:31
Sker _Dilly
I got mine!
Robert Atwater invited Robert Atwater
14:32
Ryuk - I will ask for apples
Props
14:43
Anthony
+1

14:54
stuart
Is props trading at .0016 cent I'd that correct?
15:00
adam eve
In reply to this message
Where is it trading, what exchange?
15:00
Johnny Z
Reminder: Please note that we have not worked with any of the exchanges that may say they will list Props, and there may be legal / other issues with these exchanges, that may or may not actually list real Props - we do not know and are not working with these people. We are in the process of qualifying Props with the SEC as a Reg A+ Token.

We are not familiar with any reliable exchanges that list Props. Therefore, and in order to protect from scams and spam, we don’t intend to allow exchange marketing on this channel.

We will be working towards a regulated listing on an alternative trading system (ATS) that lists tokens for trading. We will update you when we have more information on this front.

+ read important information in our pinned post
15:04
Uosof Ahmadi
Guys don’t lose your minds over these fake exchanges
15:10
adam eve
In reply to this message
No need for censorship Johnny.
We know about the ATS plans + we did read important information in the pinned post ;)
15:26

stuart
Ok sorry just found this
15:26
Didn't realize
15:27
That's why was asking
15:27
In reply to this message
Have re read pinned post
15:50
Tom
When props tokens distribute?
16:00
Dan Gilormo
In reply to this message
We should be done with the distribution by end of day today, Tuesday, Eastern Time. All Republic investors who actively confirmed their wallet address over the past few weeks will receive their tokens, as well as an email confirmation with all the details about the specific number of tokens that was distributed to them as well as additional details.
16:20
J
Thank you props!
We are all eager to see the future updates towards the end of the month!
It’s been a long waiting process to get tokens, we are ok waiting a bit longer!
16:45
PROPS Project
Props update as of 06.04.2019: We have successfully distributed Props to both accredited investors (March 4) and our Republic investors (June 4).

Please read pinned post for additional details and updates.

Please read important legal disclaimer: No money or other consideration is being solicited, and if sent in response, will not be accepted. No offer to buy Props Tokens can be accepted and no part of the purchase price can be received under Regulation A until an offering statement is qualified pursuant to the Securities Act of 1933, as amended, and any such offer may be withdrawn or revoked, without obligation or commitment of any kind, at any time before notice of its acceptance given after the qualification date. A person's indication of interest involves no obligation or commitment of any kind.

Our discussion may contain forward-looking statements that are based on our beliefs and assumptions and on information currently available to management. In some cases, you can identify forward-looking statements by the following words: “may,” “will,” “could,” “would,” “should,” “expect,” “intend,” “plan,” “anticipate,” “is designed to,” “believe,” “estimate,” “predict,” “project,” “potential,” “continue,” “ongoing,” or the negative of these terms or other comparable terminology, although not all forward-looking statements contain these words.

These statements involve risks, uncertainties, assumptions and other factors that may cause actual results, levels of activity, performance or achievements to be materially different from the information expressed or implied by these forward-looking statements. Although we believe that we have a reasonable basis for each such forward-looking statement, we caution you that these statements are based on a combination of facts and factors currently known by us and our projections of the future, about which we cannot be certain. Forward-looking statements include, but are not limited to, statements about: developing and designing our network, including the Props token and its future utility; the anticipated development and growth of our network; maintaining and expanding our base of users; our anticipated growth and growth strategies and our ability to effectively manage that growth and effect these strategies; our expectations regarding regulatory developments and their effect on our network, including our ability to qualify an offering under Regulation A+; the ability of applications on our network to develop a user base and a successful business model; and potential future listings on an exchange or ATS. We cannot assure you that the forward-looking statements will prove to be accurate. Furthermore, if the forward-looking statements prove to be inaccurate, the inaccuracy may be material. In light of the significant uncertainties in these forward-looking statements, you should not regard these statements as a representation or warranty by us or any other person that we will achieve our objectives and plans in any specified time frame, or at all. We undertake no obligation to publicly update any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.

Users outside the United States or otherwise subject to foreign law should consult with their counsel to ensure and confirm that they may participate in any offering of tokens. Some transfers of tokens may be limited under state or foreign laws. You must check with counsel in order to ensure a transfer is compliant with such law.

---------------------------------------------------

Props blog: https://blog.propsproject.com/
Connecting Props to your YouNow account: https://youtu.be/9kb88TQ-rxc

NYC Blockchain Week Props Cocktails and Conversation: https://youtu.be/yhmXJwwD7gg

---------------------------------------------------

Our Telegram team’s normal working hours are 9:00am-6:00pm ET Monday through Friday. We will do our best to respond to inquiries in a timely manner. Thank you for your questions and comments!

---------------------------------------------------
16:45
Regulatory update:

Over the past year, we’ve worked to ensure strict compliance with US regulatory standards. As a result, we are positioning Props to be one of the first projects to issue tokens to all consumers, accredited and non-accredited, in the United States and across the world, in compliance with federal securities laws.

With the input of legal experts, industry leaders, the Props token community and working with the United States Securities and Exchange Commission (the SEC), we are taking steps to qualify the distribution of Props tokens under Regulation A+ (also known as Reg A+). A Reg A+ filing would enable us to bring Props to our entire community of users, so that our wide base of content creators and engaged users will benefit from the same utility and have the same token rights as accredited investors.

This is an exciting time for Props. This path has significant advantages for content creators and contributing power users. We believe this will empower our user base, help align the incentives of all Props stakeholders, and rightly reward those driving value across the network.

Business Development Update:

We are working with PeerStream towards integrating Props into PalTalk and CamFrog—two PeerStream apps that offer video-enabled social communities—creating an opportunity to expose Props to millions of PeerStream’s users. Through this collaborative effort, expected adoption of Props would grow the network, increase utility of the Props token, and diversify Props’ use cases.

Token Distribution Schedule:

On March 4, we distributed Props to CoinList investors who reconfirmed their wallet addresses. On June 4, we distributed Props to Republic investors who reconfirmed their wallet addresses.

There is already basic utility for Props tokens in the YouNow app, as you can see here: https://youtu.be/9kb88TQ-rxc. We expect that additional functionality will roll out in the months ahead, when we expect to begin rewarding the platform’s content creators and contributing users with Props.

A Reg A+ offering, qualified by the SEC, will enable wider Props distribution, which is why we view it as an exciting, impactful, and near-term next step for the network. We expect that to happen within a few months. At that time, Props Blockchain validators would begin to earn Props, and the Props Rewards Engine would begin to mint tokens on an ongoing basis, to facilitate rewards for users who create value for the network.

Note that we are not currently aware of any national securities exchange or alternative trading system (ATS) that lists tokens for trading.

The team remains laser-focused on building and growing the Props network, in order to become one of the world’s first and largest consumer-focused token networks.

---------------------------------------------------

Chinese community members — We’ve launched chat groups for Chinese language speakers. You are welcome to join us on WeChat and QQ. Instructions for joining can be found here: propsproject.com/chinese-groups | 加入我们的中文群. 微信, QQ: propsproject.com/chinese-groups
PROPS Project pinned this message
Iwuwu Jwjwjwj invited Iwuwu Jwjwjwj
17:06
Guio
I received mine, thanks!
Rosie Robinson invited Rosie Robinson
17:19
greewn

hello, where can i find current price for token? are we getting listed in coinmarketcap?
17:20
Johnny Z
Reminder: Please note that we have not worked with any of the exchanges that may say they will list Props, and there may be legal / other issues with these exchanges, that may or may not actually list real Props - we do not know and are not working with these people. We are in the process of qualifying Props with the SEC as a Reg A+ Token.

We are not familiar with any reliable exchanges that list Props. Therefore, and in order to protect from scams and spam, we don’t intend to allow exchange marketing on this channel.

We will be working towards a regulated listing on an alternative trading system (ATS) that lists tokens for trading. We will update you when we have more information on this front.

+ read important information in our pinned post
17:23
Prawsky
In reply to this message
What exactly are you saying.
17:24
In reply to this message
All the statements are forward looking and the team has no liability
17:24
greewn
In reply to this message
So as of now it's not possible to purchase or sell props tokens?
17:25
Prawsky
So basically if you decide to travel to Barbados to lavish our funds it we should not expect anything from the project
17:26

The Team are talking like we are 12 year old kids. This is an absolute joke.
17:26
In reply to this message
Have a bit more respect for the investors
17:30
Johnny Z
In reply to this message
The legal language is there for a reason.
The facts on the ground are simple - we're not in Barbados, but in NY, working on nothing but Props for two years now. We'd love to have you as our guest if you're interested. We have just completed the first (to my knowledge) compliant distribution of tokens to non-accredited investors in the US. In the coming weeks we will be able to publicly share more information.
17:31
Venus Black
In reply to this message

17:35
Carlos
In reply to this message
lol cmon dude read between the lines a bit everything is in legaltalk for a reason
17:40
KryptoWabitz
thnaks got my 85k Props!!!! Now just HODL
17:41
J
In reply to this message

17:50

Johnny
Just some curiosity here.
You continue to use the words “working towards Reg A+...” but yet the non accredited investors now have their tokens... I’m assuming ( ) that the SEC gave you clearance to distribute on the basis that they are going to approve PROPS, but have not done so as of yet, right? Meaning PROPS still does not have 100% approval for Reg A+?

This process is very interesting, and I am curious how tight the secs hands are on you guys. Can you make business decisions and comments with out their consent? Or is the props team not doing anything until the sec gives the ?
17:53
Carlos
Also curious to how users are gonna be able to buy/sell props
17:53
But the team pretty much is unable to answer any interesting question like that
17:53
coz uncle sam
17:59
Paul
Hi Johnny - We are working with one of the best law firms in the field to help ensure that we do everything by the book. With their help, input from the Props community, and working with the SEC, we are taking steps toward a Reg A+ offering, as you pointed out. We have been engaged with the SEC over the past 9 months and believe the SEC will qualify our offering in the next few months.

This milestone will launch us towards our vision of a more inclusive digital media economy, and enable us to properly ascribe platform-wide value across a diverse array of stakeholders.

+ read important information in our pinned post
18:01
Carlos - We are not familiar with any reliable exchanges that list Props currently. We will be working towards a regulated listing on an alternative trading system (ATS) that lists tokens for trading, and we will update you when we have more information on that process.

+ read important information in our pinned post
18:12
Venus Black
Hey PROPS Team! I just wanted to comment that it isn’t often acknowledged how much pressure you’re all under. Throughout this entire time you’ve been receiving more pressure via this thread as well as other locations. Not once have any of you been rude or reacted in any way outside of complete professionalism.

Thank you for the continued updates and putting up with our extreme level of snark. Y’all deserve a medal for this one.
18:19
Paul
Thank you for the kind words and the support, Venus, it means the world to us!
19:05
J
In reply to this message
+1
20:01
Brian
Any exchanges currently trading props? Anyone know?
20:04
Anna Mulert
In reply to this message
Reminder: Please note that we have not worked with any of the exchanges that may say they will list Props, and there may be legal / other issues with these exchanges, that may or may not actually list real Props - we do not know and are not working with these people. We are in the process of qualifying Props with the SEC as a Reg A+ Token.

We are not familiar with any reliable exchanges that list Props. Therefore, and in order to protect from scams and spam, we don’t intend to allow exchange marketing on this channel.

We will be working towards a regulated listing on an alternative trading system (ATS) that lists tokens for trading. We will update you when we have more information on this front.

+ read important information in our pinned post
20:18
JAI B SHARMA
When on exchange... Any time frame??
20:50
Brian
This this the right token?
20:50
https://etherscan.io/token/0x6fe56c0bcdd471359019fcbc48863d6c3e9d4f41
20:59
Anyone know??
21:04
Peter Miklos
In reply to this message
Wait, how? In this round they distributed tokens to non-accredited investors who could not possibly buy that much tokens.
21:05
Ryuk - I will ask for apples
In reply to this message
Multiple accounts perhaps
21:05
Carlos
In reply to this message
yes
21:05
0x6fe56C0bcdD471359019FcBC48863d6c3e9d4F41

21:05
Is the token contract
21:19
Uosof Ahmadi
In reply to this message
You could purchase for multiple people and send to one address, if I remember correctly 4 people in his family bought tokens
21:20
Peter Miklos
Ah, I see. Yeah. That's possible.
21:50
ohar
When exchange?
Louise Byrne invited Louise Byrne
Lauren Peters invited Lauren Peters
22:36
Kay Armani
Does anyone know what will be the time frame for props to begin trading
22:39
ohar
2050
22:43
KryptoWabitz
In reply to this message
i was a special circumstance...https://etherscan.io/address/0x604f1202e20bbf0c1917b640349407eca79bd353, plus i got my other 8,000 from another account...but it was possbile knowing some tieches in the system...
person of interest invited person of interest
23:07

person of interest
what is props price right now ?
5 June 2019
00:34
Ryuk - I will ask for apples
Volume is nonexistent on a questionable exchange, wait for a real listing to evaluate price
00:41
PVK
In reply to this message
which exchange?
00:56
in
Is Props listed on any exchange?
02:01
Uosof Ahmadi
In reply to this message
+1
02:02
In reply to this message
No reputable ones yet
02:06
Ginalyn Paez
In reply to this message
Really where is it listed?
02:08
I wouldn't expect this to be reach ico price those days are gone
03:38

Aragorn
I expect a SEC investigation soon
07:58
Prawsky
We want to open a Props Trade Group.
07:58
Where we can be free to discuss the Props Project and Token Price Value and dynamics
08:06
Ryuk - I will ask for apples
In reply to this message
they are working with the SEC
09:42
Prawsky
We opened a Group PropsTraders
09:43
For Trading Chat.
09:43
Ryuk - I will ask for apples
In reply to this message
Link?
09:45
Prawsky
Search for PropsTraders
09:45
Paul
Good morning everyone! As a reminder, while we will be working towards a regulated listing on an alternative trading system (ATS) that lists tokens for trading, we do not yet have a confirmed timeline. We will update you when we have more information on this front.

+ read important information in our pinned post
09:47
Aragorn, thank you for your question. We are working directly with one of the best law firms in the field to help ensure that we do everything by the book. With their help and input from the Props community, we have been engaged with the SEC over the past 9 months, and believe the SEC will qualify our offering in the next few months.

Distributing Props to unaccredited users in a compliant manner will be a significant milestone. It will launch us towards our vision of a more inclusive digital media economy, and enable us to properly ascribe platform-wide value across a diverse array of stakeholders.

+ read important information in our pinned post
09:48
Props already have basic functionality in the YouNow app. https://www.youtube.com/watch?v=9kb88TQ-rxc&t=5s

+ read important information in our pinned post
09:52
PROPS Project
Props update as of 06.04.2019: We have successfully distributed Props to both accredited investors (March 4) and our Republic investors (June 4).

Please read pinned post for additional details and updates.

Please read important legal disclaimer: No money or other consideration is being solicited, and if sent in response, will not be accepted. No offer to buy Props Tokens can be accepted and no part of the purchase price can be received under Regulation A until an offering statement is qualified pursuant to the Securities Act of 1933, as amended, and any such offer may be withdrawn or revoked, without obligation or commitment of any kind, at any time before notice of its acceptance given after the qualification date. A person's indication of interest involves no obligation or commitment of any kind.

Our discussion may contain forward-looking statements that are based on our beliefs and assumptions and on information currently available to management. In some cases, you can identify forward-looking statements by the following words: “may,” “will,” “could,” “would,” “should,” “expect,” “intend,” “plan,” “anticipate,” “is designed to,”

“believe,” “estimate,” “predict,” “project,” “potential,” “continue,” “ongoing,” or the negative of these terms or other comparable terminology, although not all forward-looking statements contain these words.

These statements involve risks, uncertainties, assumptions and other factors that may cause actual results, levels of activity, performance or achievements to be materially different from the information expressed or implied by these forward-looking statements. Although we believe that we have a reasonable basis for each such forward-looking statement, we caution you that these statements are based on a combination of facts and factors currently known by us and our projections of the future, about which we cannot be certain. Forward-looking statements include, but are not limited to, statements about: developing and designing our network, including the Props token and its future utility; the anticipated development and growth of our network; maintaining and expanding our base of users; our anticipated growth and growth strategies and our ability to effectively manage that growth and effect these strategies; our expectations regarding regulatory developments and their effect on our network, including our ability to qualify an offering under Regulation A+; the ability of applications on our network to develop a user base and a successful business model; and potential future listings on an exchange or ATS. We cannot assure you that the forward-looking statements will prove to be accurate. Furthermore, if the forward-looking statements prove to be inaccurate, the inaccuracy may be material. In light of the significant uncertainties in these forward-looking statements, you should not regard these statements as a representation or warranty by us or any other person that we will achieve our objectives and plans in any specified time frame, or at all. We undertake no obligation to publicly update any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.

Users outside the United States or otherwise subject to foreign law should consult with their counsel to ensure and confirm that they may participate in any offering of tokens. Some transfers of tokens may be limited under state or foreign laws. You must check with counsel in order to ensure a transfer is compliant with such law.

---------------------------------------------------

Props blog: https://blog.propsproject.com/
Connecting Props to your YouNow account: https://youtu.be/9kb88TQ-rxc
NYC Blockchain Week Props Cocktails and Conversation: https://youtu.be/yhmXJwwD7gg

---------------------------------------------------

Our Telegram team’s normal working hours are 9:00am-6:00pm ET Monday through Friday. We will do our best to respond to inquiries in a timely manner. Thank you for your questions and comments!

---------------------------------------------------

09:52
Regulatory update:

Over the past year, we’ve worked to ensure strict compliance with US regulatory standards. As a result, we are positioning Props to be one of the first projects to issue tokens to all consumers, accredited and non-accredited, in the United States and across the world, in compliance with federal securities laws.

With the input of legal experts, industry leaders, the Props token community and working with the United States Securities and Exchange Commission (the SEC), we are taking steps to qualify the distribution of Props tokens under Regulation A+ (also known as Reg A+). A Reg A+ filing would enable us to bring Props to our entire community of users, so that our wide base of content creators and engaged users will benefit from the same utility and have the same token rights as accredited investors.

This is an exciting time for Props. This path has significant advantages for content creators and contributing power users. We believe this will empower our user base, help align the incentives of all Props stakeholders, and rightly reward those driving value across the network.

Business Development Update:

We are working with PeerStream towards integrating Props into PalTalk and CamFrog—two PeerStream apps that offer video-enabled social communities—creating an opportunity to expose Props to millions of PeerStream’s users. Through this collaborative effort, expected adoption of Props would grow the network, increase utility of the Props token, and diversify Props’ use cases.

Token Distribution Schedule:

On March 4, we distributed Props to CoinList investors who reconfirmed their wallet addresses. On June 4, we distributed Props to Republic investors who reconfirmed their wallet addresses.

There is already basic utility for Props tokens in the YouNow app, as you can see here: https://youtu.be/9kb88TQ-rxc. We expect that additional functionality will roll out in the months ahead, when we expect to begin rewarding the platform’s content creators and contributing users with Props.

A Reg A+ offering, qualified by the SEC, will enable wider Props distribution, which is why we view it as an exciting, impactful, and near-term next step for the network. We expect that to happen within a few months. At that time, Props Blockchain validators would begin to earn Props, and the Props Rewards Engine would begin to mint tokens on an ongoing basis, to facilitate rewards for users who create value for the network.

Note that we are not currently aware of any national securities exchange or alternative trading system (ATS) that lists tokens for trading.

The team remains laser-focused on building and growing the Props network, in order to become one of the world’s first and largest consumer-focused token networks.

---------------------------------------------------

Chinese community members — We’ve launched chat groups for Chinese language speakers. You are welcome to join us on WeChat and QQ. Instructions for joining can be found here: propsproject.com/chinese-groups | 加入我们的中文群. 微信, QQ: propsproject.com/chinese-groups
PROPS Project pinned this message
Kieran Farmer invited Kieran Farmer
Millie Cooke invited Millie Cooke
11:40
Ajibola
Hi admin, can you confirm the price at which tokens were distributed to republico investors.
At the time of ICO, the price was pegged at about $0.12 per token + 20% Bonus for republico investor and another 10% promised to the investor who didn't request refund and decided to wait for several months to get the token.
Based on this calculation, the token I received is less than what I expected.
Please help.
12:21
PVK
In reply to this message
.104545
12:34

Johnny Z
In reply to this message
You received an email last night that is personalized to you. It includes all the details and the exact calculation, including the amount you invested and the bonus / discount breakdown. Please review it, it should clarify the issue.
12:53
Ruben Perez
Confirmed the receipt of my PROPS via Republic
12:54
Johnny Z
Congrats Ruben!
12:55
Paul
It's been an exciting few months here! Check out Props co-founder Yonatan Sela presenting an intro Props during NYC Blockchain Week 2019: https://youtu.be/E0rkTFAcTzs

+ read important information in our pinned post
12:56
Andrei Bul
Hi
12:56
Its still futures?
12:57
Johnny Z
Reminder: Please note that we have not worked with any of the exchanges that may say they will list Props, and there may be legal / other issues with these exchanges, that may or may not actually list real Props - we do not know and are not working with these people. We are in the process of qualifying Props with the SEC as a Reg A+ Token.

We are not familiar with any reliable exchanges that list Props. Therefore, and in order to protect from scams and spam, we don’t intend to allow exchange marketing on this channel.

We will be working towards a regulated listing on an alternative trading system (ATS) that lists tokens for trading. We will update you when we have more information on this front.

+ read important information in our pinned post
12:58
Andrei Bul
I see
12:59
But u dont know if that Props is ur props?
12:59
Anyone can make a duplicate name?
13:42
Aragorn
In reply to this message
This was a joke tbh There is a difference between working with SEC and what they are actually doing. They were qualified for an SEC filing and they have done one and it hasnt been accepted yet.
13:42
SEC might as well reject their claims
15:09
Johnny Z
Reminder: Please note that we have not worked with any of the exchanges that may say they will list Props, and there may be legal / other issues with these exchanges, that may or may not actually list real Props - we do not know and are not working with these people. We are in the process of qualifying Props with the SEC as a Reg A+ Token.

We are not familiar with any reliable exchanges that list Props. Therefore, and in order to protect from scams and spam, we don’t intend to allow exchange marketing on this channel.

We will be working towards a regulated listing on an alternative trading system (ATS) that lists tokens for trading. We will update you when we have more information on this front.

+ read important information in our pinned post
15:10
@Vol_Har please see the message above.
15:11
Vol Har
Thanks!
15:11
So before the distribution yesterday none of the official tokens were even on the/a market?
15:13
Johnny Z
Tokens were distributed to accredited investors in March, and to Republic investors yesterday. As you can see the trading data you are referring to starts months before there were even tokens in existence, claiming thousands of transactions per week... We have no reason to believe the information there is credible. We will inform this group and our community on all channels once we have news regarding trading.
15:22
Vol Har

15:56
PROPS Project
Make sure to check out Props co-founder, Yonatan Sela, presenting an intro to Props at CoinFund Portfolio Day!
https://youtu.be/E0rkTFAcTzs
23:03
Richard Hayden
Having a hard time finding my tokens on metamask I set up the thing and it still shows 0 tokens
23:08
Can an admin dm me I don’t know where my tokens are
23:15

Uosof Ahmadi
In reply to this message
View on etherscan
23:15
Next to your address that says account
23:15
Click the 3 ...
23:16
Then view on etherdcan
23:16
Do this by clicking on the metamask chrome extension
23:16
Once that opens up
23:16
Richard Hayden
Viewing
23:16
Uosof Ahmadi
Click erc20 token txns
23:17
Should show your props going in
23:17
Richard Hayden
Doesn’t show props
23:17
Uosof Ahmadi
Or you can click bar on token

23:17
Send your public address
23:17
I can check for you here
23:17
Make sure you don’t send private
23:17
Keys by accident
23:17
If you are unsure it’s best to dm an admin
23:18
Did you reconfirm your wallet on republic ?
23:19
Richard Hayden
I did but I think it went to and old metamask wallet key even though it was the same metamask account because when I ether scan the address that was in the email it shows the props being sent to that address in the erc20
23:20
Uosof Ahmadi
In reply to this message
So you need to access that wallet
23:20
Connect that old wallet to your metamask
23:20
Richard Hayden
How?
23:21
Uosof Ahmadi

In reply to this message
Try looking on YouTube or dming an admin
23:21
In reply to this message
Don’t reply to DMs trying to help you, they may try to trick you
23:21
Richard Hayden
@admin help meee
23:22
Uosof Ahmadi
In reply to this message
Don’t panic
23:22
If you have the private keys of the wallet you’ll be fine
23:23
Richard Hayden
I’m confused though because it’s the same metamask why did the address change
23:26
Uosof Ahmadi
When you open metamask
23:26
In reply to this message
Click the icon top right
23:26
Richard Hayden
I
23:26

Uosof Ahmadi
Should pop up a section saying account
23:27
Is there more than one?
23:27
Richard Hayden
1 account
23:27
Uosof Ahmadi
Click import account perhaps?
23:27
If you have the keys for the old one?
23:28
Jarek
Well done Props and thanks for the email with my token details!
23:30
Richard Hayden
Would that be the seed phrase?
23:30
Uosof Ahmadi
In reply to this message
Yep
23:31
Richard Hayden
Do I put spaces?
23:34

Didn’t work it’s the same metamask account so I’m confused on why it has a different address then the one I sent them originally
23:34
Same account same seed
23:34
@uosofahmadi
23:35
Uosof Ahmadi
Are you using a ledger?
23:35
Richard Hayden
No just metamask for now
23:36
Uosof Ahmadi
hmmm
23:36
Let me do some research for you
6 June 2019
10:16
Sker _Dilly
I have my props on my Ledger Nano S which I access through MEW...I tried last night to connect my PROPS wallet on YouNow via signature and it won't connect. What am I missing? I've being going to younow.com/props
10:21
Peter Watts
In reply to this message
i will dm you
10:23
Ryuk - I will ask for apples

In reply to this message
I had the same issue, I emailed the team
11:40
Peter Watts
@RyukDeathgod Sker we fixed the issue with Ledger wallets, so now your wallets should be linked, and anyone using Ledgers going forward should work. thanks!
12:08
Ryuk - I will ask for apples
In reply to this message
I’ll try again this evening
12:09
Was it the extra attributes the ledger was sending?
12:10
“Signer” specifically
12:11
Peter Watts
it was actually that there are two ways to generate ethereum signatures, and we were only supporting one, even though both are valid
12:11
Ryuk - I will ask for apples

12:21
Sker _Dilly
yep I'm working now!
James Parratt invited James Parratt
13:13
J
Nice quick response to get a problem solved! Awesome!

13:37
Acios Ha | Holochain $HOT Holder
I dont receive token from Republic. Please help
15:09
Anna Mulert
In reply to this message
You can see your tokens on Etherscan. There are a number of wallets, including MetaMask and MyEtherWallet, in which you need to tap “Add Token,” and use the following parameters to view your Props holdings ...

Token contract address: 0x029f58f948883c5f076e05a954e9bbeb407e82e1
Token symbol: PROPS
Decimals of precision: 18

+ read important information in our pinned post
Kim invited Kim
17:38
Sker _Dilly
Dumb question...but if I give Props specific gifts on YouNow to streamers...does that deduct from your actual Props balance or just gold bars?
7 June 2019
01:43
Richard Hayden
Can an admin help me get my props?
09:34
Tbo
So if I understand correcly you guys just release the tokens in the wild with no exchanges? Nice middle finger to investors that didnt choose a refund
10:21

Sker _Dilly
This was fun https://www.younow.com/Sker_Dilly/43707583/47084897/c6cad4gx/m
10:22
Johnny Z
In reply to this message
Hi Richard, did you actively confirm your wallet on Republic?
10:22
In reply to this message
Just the bar status.
10:22
In reply to this message
Love it!!
10:23
In reply to this message
Sticker
Not included, change data exporting settings to download.
34.5 KB
10:23
Thank you!
10:31
Richard Hayden
@johnny z yes I did but it seems that meta mask may have glitched and changed my address when I got my new laptop i am in the process of trying to get back control of the address you guys sent to...but it looks like quite a few people have had this glitch before and meta mask hasn’t been able to fix it..
10:36
Johnny Z
I see. Good luck sorting it out with them!
10:57

Richard Hayden
Rip props
10:58
Johnny Z
I doubt it. If you have the seed phrase for your wallet it shouldn't matter.
11:00
Peter Miklos
In reply to this message
Have you tried what Anna Mulert suggested little further above? I had to do the same, manually adding the PROPS token before the balance showed up.
11:02
Richard Hayden
Ya I tried that.. I have the seed phrase but anytime I use it I get the address that it changed to.
11:07
Peter Watts
i'll dm you Richard
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8 June 2019
08:51
ohar
In reply to this message
So where can this token be used?? I dont see it on younow
09:05
Acios Ha | Holochain $HOT Holder
I cant receive token

09:05
Send email to props team but dont receive reply email
09:06
Please help. Thanks
10:07
Adam Khoo
Skytradeofficials 01.06.2019 03:39:09
Guys am interested in this platform/group and also i have a promotional offer that can take this project to the next level and bring in thousands of big investors. Pm me if interested
14:49
Evan Crain
Would sincerely appreciate a proactive partnership with Coinbase to have PROPS listed immediately following regulatory approval... the current storage locations are real sketchy and Coinbase would be a nice emotional reprieve from a cybersecurity perspective. Even Coinbase storage without an exchange listing - today - would be heavenly.
14:50
Johnny Z
In reply to this message
Pls DM me with the email address
15:09
Johnny Z
In reply to this message
Basic usage is available on YouNow: https://www.youtube.com/watch?v=9kb88TQ-rxc.
Active earning of Props in YouNow and many other features coming up soon, upon qualification of Props. You can read more on our blog and the pined post.
15:16
Evan Crain
In reply to this message
Asking the PROPS team to work with exchanges in parallel to list PROPS to improve security is fraud?
15:17

Uosof Ahmadi
In reply to this message
Oh sorry haha, Misread your message, I thought you were pretending to be a Coinbase representative
15:18
There’s a new scam going around where scammers pretend to be representatives at exchanges
15:19
In reply to this message
If I remember correctly Coinbase was already looking at props for storage
15:40
Evan Crain
In reply to this message
Gotcha! Yeah, I was slightly concerned it would be perceived that way. Only mentioned Coinbase because it seems to have the best reputation for security/legitimacy, at least in the USA. I suppose an alternative exchange with similar reputation would be acceptable!

Great! Would love to hear an official confirmation that a solution is being pursued to ensure timely and secure storage.
15:46
Peter Miklos
Why is giving your tokens to Coinbase (that is a huge target of hackers) or someone else more secure than holding yourself?
15:51
Uosof Ahmadi
Generally Coinbase is one of the biggest targets for hackers
15:51
But I think he may be referring to the project storage
15:52
Where Coinbase stores the main tokens of the project
15:52

Forgot what it was called
15:53
Peter Miklos
I'll have to research how that storage works.
15:54
Coinbase Vault?
15:59
Their website poorly explains what it is exactly. Do you or they own the keys? There is a mention to co-signers which suggests at least partially you can have control.
16:04
Is there an official PROPS website where the token details are shown, eg. contract address and such?
20:15
person of interest
1 specific serious question here: is Props gonna "EVER" get listed in any exchange?
21:01
Ruben Perez
I connected my wallet but I don't see any special stickers
9 June 2019
08:43
Johnny Z
In reply to this message
Please DM @ptrwtts for help on that
08:45
In reply to this message
Yes. We will be working towards a regulated listing on an alternative trading system (ATS) that lists tokens for trading. We do not yet have a confirmed timeline, and will update you when we have more information on this front.

+ read important information in our pinned post

08:45
Stay tuned for additional announcmenets from us later this month.
08:46
In reply to this message
We're in the process of updating our main website - it will be out in a few days. Here's the token contract: https://etherscan.io/token/0x6fe56c0bcdd471359019fcbc48863d6c3e9d4f41
09:00
ohar
In reply to this message
So not a crypto exchange?
09:00
What is this ATS?
09:00
Johnny Z
Not an unregulated crypto exchange.
11:26
Yaseen
Hello..
11:26
Any admin in here?
11:27
For those who did not reconfirm the wallet address for Props distribution, I thought the tokens will be distributed to the earlier confirmed adddress...
11:27
But that is not the case, I did not get the tokens.. Do I need to confirm it now? Is that a must?
11:42
Venus Black
In reply to this message

The admins are normally here 9-5 M-F EST. Johnny Z has been active outside of those hours though. You may want to DM him directly and @ him in the thread to make sure he gets the notification.
19:23
Johnny Z
In reply to this message
Hi Yassen, no we did not distribute to these addresses as communicated multiple times. But no worries - you can get your Props in a few days. Please confirm your address and email team@propsproject.com and you'll be included in the upcoming distribution for those who didn't confirm their wallets. Thanks
Eric Tran invited Eric Tran
23:30
Acios Ha | Holochain $HOT Holder
In reply to this message
Pls check dm
10 June 2019
01:18
Johnny Z

04:03
Love crypto
How many props tokens am I get for $1000?
04:04
Is it 10% or 20 % extra props tokens to investors?
Deleted Account invited Deleted Account
07:55
Johnny Z
Reminder: Please note that we have not worked with any of the exchanges that may say they will list Props, and there may be legal / other issues with these exchanges, that may or may not actually list real Props - we do not know and are not working with these people. We are in the process of qualifying Props with the SEC as a Reg A+ Token.

We are not familiar with any reliable exchanges that list Props. Therefore, and in order to protect from scams and spam, we don’t intend to allow exchange marketing on this channel.

We will be working towards a regulated listing on an alternative trading system (ATS) that lists tokens for trading. We will update you when we have more information on this front.

+ read important information in our pinned post
07:56
KryptoWabitz
coinmakercap shows 520MM trading... just asking not promoting
07:56
anybody open a trading chat yet?
08:05
Johnny Z
In reply to this message
Hi @futurecrypto101, you received an email on the day of the token distribution, specifying exactly what you received and breaking it down. Generally, Republic investors received a 20% discount at the time of the sale, and in March 2018 when the timeline was changed, all investors received another 10% bonus.
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15:08
Peter Miklos
In reply to this message
someone created a PropsTraders group earlier
Al invited Al

20:13
Uosof Ahmadi
Can an admin dm me, I think I have a potential partnership
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23:21
KryptoWabitz
In reply to this message
do you have an invite link?
23:23
Peter Miklos
In reply to this message
Yeah, I posted it here, but it got deleted. But I saw you're (or someone with your name) already in that group.
23:23
Type t . me / PropsTraders in a browser without the spaces
11 June 2019
02:57
Gal Grünfeld
Hi, all, I filled in during the Republic investment time my ETH address (supports ERC20 tokens), and got an email from the Props team that I need to give my address on Republic.

After a few days I got an email from that that they're holding my coins for me, and I sent it to them.

I still didn't get my coins. Does anyone know why?
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10:30
Angela Lee
In reply to this message
Hi Uosof, sure I'll DM you. Just a min.
10:31
In reply to this message
Hi Gal, I'll DM you.
10:31
Gal Grünfeld
In reply to this message
Hi, thank you.
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14:04
anti btc
where can i buy prop
14:06
Angela Lee
In reply to this message
We will be working towards a regulated listing on an alternative trading system (ATS) that lists tokens for trading. We do not yet have a confirmed timeline, and will update you when we have more information on this front.

+ read important information in our pinned post
14:11
anti btc
what about idex
14:15
J
In reply to this message
I haven’t searched my self, but have heard you can find it there.
Big word of caution though, props and YouNow have not worked with any exchange, so anything listed on a dex is “not authorized” by them as it doesn’t follow regulatory procedure
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17:32
Peter Miklos
Thinking about taxation of using PROPS. IRS sees all crypto as properties and capital gain tax applies on every exchange where a purchase of goods is the same as exchanging crypto to USD. Does it mean every time someone uses PROPS to endorse a content creator and so spends PROPS that is considered a taxable event?
20:19
Uosof Ahmadi
In reply to this message
I think the taxation will come from the creators or viewers cashing out for fiat, the viewers that just donate would have already been taxed for the money they use to purchase props and as there is no profit because it is donated tax wouldn’t be required
20:28

Peter Miklos
In reply to this message
Purchasing crypto by fiat isn't a taxable event. So when you buy PROPS, that's fine. But when you spend PROPS, you have to calculate the gain from your initial purchase price.
20:28
Or loss of course.
20:32
Not sure about the donation aspect though.
20:40
Uosof Ahmadi
In reply to this message
Most people aren’t there for the gain, so the gains will be negligible, the gain that is there will be passed on to the creators as donations which they will have the duty of paying tax on
20:41
The taxable event is when people sell the props, which will most likely be the creators
20:42
And I think hmrc will see that as income tax rather than capital gains tax unless you invested via republic, coinlist or other future exchanges
21:06
Peter Miklos
Earning PROPS via rewards will likely fall under income tax. It's basically the equivalent of mining.
21:08
And selling PROPS happens also when you buy some in-app virtual goodies. At least it sounds the same as buying coffee with Bitcoin which is also taxed.
12 June 2019
01:07
lao wang
always a few months.....
07:06

Click
Now, Nasdaq Inc. and the New York Stock Exchange (NYSE) are reportedly shying away from IPOs conducted by companies using Reg A+, a provision that allows firms to have lower accounting and disclosure standards than conventional offerings.

Moreover, Nasdaq has submitted a proposal to the SEC for a rule change that would preclude companies from listing on the exchange under Reg A+ unless they have been in business for no less than two years.
07:06
Still with reg A+ ?
07:06
In reply to this message
Never got such email
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08:58
Early Bird
https://www.theblockcrypto.com/tiny/performance-and-fraud-concerns-deterring-stock-exchanges-from-listing-reg-a-ipos/
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08:59
Early Bird
I would have a big discussion with your lawyers and team because they screwed you guys over. Reg A+ is not good and you’re going to have a lot of issues down the line with this classification.

Jawb Fl invited Deleted Account
08:59
Early Bird
They steered you in the wrong direction.
Jawb Fl invited Deleted Account
09:02
Early Bird
Once a company has completed a Reg A+ offering, ongoing audits and legal costs will kill the business, with little abilty to raise more money. And since they distributed their offering to non-accredited investors, if/when they fail, the penalties will be harsher.
09:57
Ajibola
In reply to this message
I did not receive any such email.
Can you confirm the amount of token distributed for $1000 investment plus 30% total bonus?
Or, if you have a copy of that email, you forward it to me.
Thanks.
10:10
Angela Lee
In reply to this message
Hi. I can DM you.
12:01
adam eve
In reply to this message
Any response to these concerns?
12:31
Dan Gilormo
In reply to this message

Hey EB - we are working with one of the best law firms in the field to help ensure that we do everything by the book. This milestone will launch us towards our vision of a more inclusive digital media economy, and enable us to properly ascribe platform-wide value across a diverse array of stakeholders.

+ read important information in our pinned post
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15:43
Early Bird
In reply to this message
That’s nice and all but that doesn’t address the issues in regards to there being problems with listing a Reg A+ on exchanges as well as other concerns. A Reg A+ is essentially a low level IPO and apparently not a very good one. You're more than likely going to have to register on an S1 or a new class on an S1 for a better offerring, which is very time consuming and expensive. With getting further regulatory guidance and what the SEC has been doing, by the middle of 2018, your lawyers should have known that this is probably not a viable route to go and are simply taking advantage and charging you an exorbitant amount of fees.
16:00
Uosof Ahmadi
In reply to this message
Younow is well over two years old
16:00
“Lackluster post-IPO performances and fraud concerns have turned Nasdaq and the New York Stock Exchange away from Reg A+ IPOs, per a Wall Street Journal report. Nasdaq has proposed that the Securities and Exchange Commission (SEC) stiffen its Reg A+ listing rules, while NYSE has reportedly begun eschewing Reg A+ listings entirely.”
16:01
Keyword “proposed”

16:01
Early Bird
In reply to this message
Yes but props isn’t
16:01
Uosof Ahmadi
Not set in stone yet
16:01
I get your points however
16:01
No matter what route you take there will be problems down the line
16:02
They most likely won’t need to have another fundraising round if the project takes off
16:02
As the micro transactions within the ecosystem will be enough to sustain
16:02
It’s all down to how the marketing is executed
16:02
And if there isn’t a lot of greed
16:03
As that’s the angle I see as the best approach to bring a lot of creators back
16:03
Twitch lacks in this space due to their 50% rev share
16:03
And most of creators money comes from sponsors and brand deals
16:04
Early Bird

From my conversations with some very knowledgeable people in the space, I’m just concerned that Reg A+ may not have been the best route for what they’re trying to achieve from a regulatory perspective.
16:07
And that there have been countless law firms providing poor advice in terms of going for this classification. It made sense earlier based on what the SEC was saying but again, by mid 2018, it doesnt appear that way and they should have been guided better.
16:11
Uosof Ahmadi
In reply to this message
Who are these knowledgeable people? What would have been the best route from your sources?
16:12
Early Bird
They recommended Private placement 506(c) or partner with a municipality.
16:13
Uosof Ahmadi
“In a press release the SEC claims Longfin and its CEO, Venkata S. Meenavalli, organized a fraudulent Regulation A+ public offering of Longfin shares by falsely representing information in submitted filings to the SEC. The purported charges also claim Meenavalli committed accounting fraud by recording more than $66 million in false revenue, almost 90% of total reported revenue in 2017.”
16:14
The project mentioned just done outright fraud
16:14
Far from what this project is
16:14
In reply to this message
Can you attach an article or a give a breakdown?
16:15
Example projects that have take this route perhaps?
16:59
Early Bird

In reply to this message
will answer in a bit. getting more clarity before i do.
16:59
Uosof Ahmadi
In reply to this message
Sounds good
17:11
greewn
there was an option to refund? i dont remember seeing that?
17:47
Early Bird
In reply to this message
Ok, so I'm only an investor in the ICO, I don't know what Props plans are exactly or what has been done specifically by the company, so I'm trying to figure this whole thing out.

Props did an ICO and raised money from accredited and non-accredited investors. Based on the information that's available, they're waiting on Reg A+ approval before unlocking/distro or w/e. Having spoken to individuals who are security lawyers and very familiar with traditional and crypto raises, they say, "There is no securities exemption or registration that you can use to retroactively bless an issue". Meaning that, once you raise funds already, you're pretty much screwed and can't register afterward and say, "oops, sorry" unless you are not a security. If Props felt at the time of their raise that they weren't a security, then why are they going through the process of registering? Unless they also plan on getting an ATS (Alternative Trading System) license as well, which could potentially kill half the functionality? It would be nice to hear from the team as to what their plans are exactly with this.

With 506(c), you can only raise funds from accredited investors and there are restrictions on resale but there is a workaround on this but again, it's for accredited investors only. This was recommended without them having the whole picture which was, Props has already raised from accredited and non. So they're not sure why they would register after the fact.

With a Reg A+, it allows Props to sell to whomever (up to a certain amount based on tiers) and they can resell on exchanges and secondary markets, OTC, etc. So I can see why they went this route with their plan to have everyone be able to purchase but this is supposed to happen before any actual raise. I don't know why this is happening after. Were they told by their attorneys that they weren't a security at the time of their raise? Which is possible because they had a platform, users, revenue and I believe a utility but it's still a risk to assume that without getting some kind of assurance from the SEC. Again, an explanation from the team would be helpful.

I'm not trying to spread FUD or anything and I'm only able to go on the information that's available. I just want to better understand what's going on and I'm concerned about some of the issues Reg A+ may cause Props.
17:59
Paul
Hi Early Bird - Thank you for your thoughts and your support. Since day one, our goal has been to compliantly distribute tokens to both accredited and unaccredited investors, but also to compliantly distribute tokens to both accredited and unaccredited users of the Props network. In pursuit of the former, we did not do an ICO. Instead, we used a platform called Republic to enable non-accredited investors to participate. That offering was made under Regulation CrowdFunding (Reg CF, part of the JOBS Act), which enabled investments of up to $2,200 apiece. It was fully registered. We also made an offering to accredited investors through Coinlist or other investors who participated in the SAFT.

In pursuit of the latter, as my colleague shared earlier, we are working with one of the best law firms in the field to help ensure that we do everything by the book with regards to the Props rewards system. With their help, input from the Props community, and working with the SEC, we are taking steps toward the Reg A+ offering. We have been engaged with the SEC over the past 9 months and believe the SEC will qualify our offering in the next few months.

Distributing Props to unaccredited users in a compliant manner will be a significant milestone. It will launch us towards our vision of a more inclusive digital media economy, and enable us to properly ascribe platform-wide value across a diverse array of stakeholders

+ read important information in our pinned post
18:24
Early Bird
In reply to this message
So the CF allows you to raise funds from non-accredited investors but you can't distro to them unless you have a Reg A+ classification?
18:25
Harry
In reply to this message
Yes they’ve been distributed, I was one of those non accredited investors.

18:25
Paul
We distributed to Republic investors on June 4, per our pinned post, regardless of the Reg A+ process.
18:27
Early Bird
But they're locked, right? Also, "Distributing Props to unaccredited users in a compliant manner will be a significant milestone." If you were able to distro already, then what do you need compliance for?
18:33
Uosof Ahmadi
In reply to this message
I think the compliance is for the day to day users on the apps
18:37
Early Bird
In reply to this message
ok, that makes sense. so is props concerned that their platform may be considered an exchange and this is a way to protect themselves if thats the case?
19:58
Uosof Ahmadi
In reply to this message
You’ll need to ask admins the more specific questions, although there’s so much they can say. More info at the end of the month hopefully
13 June 2019
Keanu invited Keanu
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14:40
Morskoybog
when do you plan to list on exchanges? its been so long
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15:41
Ajibola
In reply to this message
I will appreciate it.
Thanks
15:50
Dan Gilormo
In reply to this message
Hey Morskoybog, we will be working towards a regulated listing on an alternative trading system (ATS) that lists tokens for trading. We do not yet have a confirmed timeline, and will update you when we have more information on this front.

+ read important information in our pinned post
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22:41
Peter
In reply to this message
“we expect additional functionality to roll out in the months ahead, when we expect to begin rewarding the platform’s content creators and contributing users with Props.”
22:41
Does this require regulatory approval, which is why it’s not happening today?
14 June 2019
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04:24
PersonalSong
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09:29
Harry
Can you add props to younow yet?
10:23
Sker _Dilly
yes you can
10:23
go to younow.com/props
10:23
and it'll walk you through how to connect your wallet
16:07
Johnny Z
In reply to this message
You can email team@propsproject.com from the email you used on your Republic account, and they'll re-send you that email. Thanks
16:13
In reply to this message
The short answer is Yes. The full answer is more complex and very nuanced, and is at the center of a general debate that many in the crypto industry take part in. Bottom line, we are doing what we think is necessary for Props to stay compliant in the US and succeed in the long term.

+ read important information in our pinned post
16:29
Early Bird
In reply to this message
Is the concern that the platform may be considered an exchange and thats the reason for the reg A+ and ATS license?
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20:12
Johnny Z
No
20:12
We’ll share more info in an upcoming announcement later this month
15 June 2019
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06:31
almeshal
هاي
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16 June 2019
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12:21
Abu Hajar
What is this alternate trading system? Any admin care to explain
15:29
Uosof Ahmadi

In reply to this message
You can find out on google if no one answers
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17 June 2019
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Aligarx invited Aligarx
19:33
Alexander Ilyich Rostov
Is PROPS trading anywhere?
19:33
Uosof Ahmadi
In reply to this message
Nope
19:33
Alexander Ilyich Rostov
20:40
Prawsky
In reply to this message
Check the trading group
18 June 2019
eva invited eva
03:30
eva
any updates for projects?

03:30
token sale or listing exchanges?
03:47
Ginalyn Paez
In reply to this message
Cz is a hack its only to force us to pay taxes
03:48
In reply to this message
Maybe you should look don't give bad information
Syed invited Syed
07:40
Over Tone
How to show the Props in the wallet?
10:06
DreDrej
Why not listing props on binance dex?
Sohan invited Sohan
10:21
Venus Black
In reply to this message
Perhaps he should have rephrased his response and told you that there are currently no existing exchanges that the PROPS team is officially listing with. The information he gave was correct.
10:24
Dan Gilormo
In reply to this message
Hey Eva, please see the pinned post for the latest news. We will be working towards a regulated listing on an alternative trading system (ATS) that lists tokens for trading. We do not yet have a confirmed timeline, and will update you when we have more information on this front.

+ read important information in our pinned post